Exhibit 32.2

                                  CERTIFICATION

In connection with the periodic reporting of Glowpoint, Inc. (the "Company") on Form 10-Q/A for the period ended September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Christopher A. Zigmont, Chief Financial Officer of Glowpoint the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

      1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates of and for the periods indicated.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

February 26, 2004


                                        /s/ Christopher A. Zigmont
                                        ----------------------------------------
                                        Christopher A. Zigmont
                                        Chief Financial Officer


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